                                                                   EXHIBIT 10.61

                                TABLE OF CONTENTS

                                                            PAGE
                                                            ----
Introduction ................................................1
Words with Special Meanings .................................2
Eligibility .................................................4
Vesting .....................................................4
Normal, Early or Late Retirement ............................5
  Normal Retirement .........................................5
  Early Retirement ..........................................5
  Late Retirement ...........................................5
Your Normal Retirement Benefit ..............................6
Your Early Retirement Benefit ...............................8
Your Late Retirement Benefit ................................9
Payment of Your Benefit .....................................9
  Normal Form of Payment ....................................9
  Optional Forms of Payment ................................10
  Small Amounts ............................................11
  Electing a Form of Payment ...............................11
If You Leave the Company ...................................12
If You Become Disabled .....................................12
If You Should Die ..........................................13
Loss of Benefits ...........................................14
Social Security Benefits ...................................14
Claiming Your Benefits .....................................15
What Else You Should Know ..................................15
  Assignment of Benefits ...................................15
  Maximum Benefits .........................................16
  Top Heavy Provisions .....................................16
  Employment Rights ........................................17
  Future of the Plan .......................................17
  Pension Benefit Guaranty Corporation .....................18
Your Rights Under ERISA ....................................19
Administration of the Plan .................................21
About This Booklet .........................................22

INTRODUCTION
--------------------------------------------------------------------------------

The Pension Plan for Employees of Chase Corporation was designed to add to your income at retirement. Chase Corporation values your continued service and loyalty and is committed to providing quality benefits while you are employed and after you retire. For this reason, the Pension Plan is financed completely through contributions by Chase Corporation. This Pension Plan offers you a source of income when you retire in addition to personal savings and Social Security benefits.

The Plan's special features include:

- Retirement benefits whether you choose to retire at normal, early or late retirement age

-    A choice of several benefit payment options

- Disability benefits if you become disabled before age 65 and have met the vesting requirements and

-    Benefits to your beneficiary if you die before retirement and are vested.

This Summary Plan Description (SPD) will explain your benefits and rights under the Pension Plan for Employees of Chase Corporation as amended in 1995 and as it applies to employees of Chase Corporation who retire or terminate after December 31, 1995.

We hope you will find this information helpful and will discuss it with your family. If you have any questions after reading this SPD, please contact the Plan Administrator at the Company's main office.

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WORDS WITH SPECIAL MEANINGS
--------------------------------------------------------------------------------

This booklet contains special words and phrases that apply to the Plan. The following definitions will help you understand how the Plan works.

ACCRUED BENEFIT is your monthly retirement benefit payable at normal retirement age based on a formula which uses your years of credited service with the Company and your compensation. (See page 6 for the actual benefit formula.)

AVERAGE MONTHLY COMPENSATION means the total of your compensation for the 60 consecutive months out of the most recent 120 months of employment during which your compensation was highest, divided by 60. (If you received compensation for less than 60 months, the average will be calculated using the total number of months you received compensation.)

BREAK-IN-SERVICE is a Plan year in which you are credited with 500 or fewer hours of service. If you are vested at the time of a break-in-service, your vesting service and credited service will be restored for purposes of the Plan once you resume working 500 or more hours of service a year. If you are not vested at the time of a break-in-service, your pre-break vesting service and credited service will be restored at the completion of the break, provided the length of your break is less than five years or less than your years of vesting service prior to the break, whichever is greater.

COMPENSATION means your total base earnings excluding any overtime pay, commissions, bonus payments, severance pay or any other additions to or deductions from regular base compensation.

CREDITED SERVICE is used to determine the amount of your benefit. You will earn one year of credited service for each Plan year during which you work 1,000 or more hours of service. If you have less than 1,000 hours of service during a Plan year, you will be credited with 1/10th of a year for each 100 hours of service that you earn.

You will receive a partial year of credited service if you did not complete 1,000 hours of service during the 10-month period between March 1,1987 and December 31,1987. Your service during this period will be based on your actual hours of service earned during that period divided by 833.33 rounded to the next highest 1/10th of a year (but not exceeding one year) . Before March 1,1987, you earned a year of credited service in accordance with the Plan provisions in effect at that time.

FINAL-3 COMPENSATION means your average monthly earnings for the last three consecutive Plan years ending with the last year used in determining your average monthly compensation. Final-3 compensation does not include compensation greater than the monthly covered compensation level for that Plan year.

The covered compensation level is a 35-year average of the maximum amount of wages used to calculate Social Security benefits. Covered compensation levels vary by your year of birth and change each calendar year. The following are examples of 1996 annual covered compensation levels:

                 YEAR OF BIRTH         1996 COVERED COMPENSATION
                 -------------         -------------------------
                     1931                           $     27,576
                     1941                                 45,204
                     1951                                 57,444
                     1961                                 62,592

You may contact the Plan Administrator for more information on the covered compensation level.

HOURS OF SERVICE means the number of hours for which you are paid or are entitled to be paid by the Company (e.g., paid holidays, vacation, sickness, disability, paid layoff, jury duty, military duty, an absence for maternity or paternity leave and any similar non-working time). These hours of service are used to determine your credited service and vesting service.

PLAN YEAR means the period from January 1 through December 31. Before 1988, a Plan year was the period from March 1 through February 28. There was a short Plan year for the 10-month period between March 1, 1987 through December 31, 1987.

VESTING SERVICE determines your right to receive benefits if you terminate employment before retirement. You will earn a year of vesting service for each Plan year in which you are credited with 1,000 or more hours of service. Between February 28, 1987 and December 31,1987, you earned up to two years of vesting service if you had 1,000 hours of service in the 12-month period ending on February 28,1987 and in the 12-month period ending on December 31, 1987. (Prior to March 1, 1975, you earned a year of vesting service for each full or partial year of credited service.)

ELIGIBILITY
--------------------------------------------------------------------------------

You are eligible for this Plan on the January 1 following completion of six months of employment, provided you are at least 21 years of age and are scheduled to work (or actually work) 1,000 or more hours per year.

VESTING
--------------------------------------------------------------------------------

Vesting means you have a right to receive a retirement benefit from the Plan. You become vested in your benefits under the Plan once you have completed five years of vesting service. If you leave the Chase Corporation before completion of five years of vesting service, you will forfeit your entire accrued benefit.

If the Plan is, or again becomes, top heavy, you will become vested according to the schedule on page 16.

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NORMAL, EARLY OR LATE RETIREMENT

You may retire and receive a benefit from the Company at normal, early or late retirement. Your benefit will be payable after you retire.

NORMAL RETIREMENT

The normal retirement age for most participants is age 65. If you were age 60 or over when you were hired, your normal retirement age is the earlier of the date you complete five years of vesting service or the fifth anniversary of the date you began participating in the Plan. You are eligible to receive normal retirement benefits beginning on your normal retirement date which is the first of the month on or after your normal retirement age.

EARLY RETIREMENT

You are eligible for early retirement once you are at least age 55 and have completed five or more years of vesting service. You may elect to receive benefit payments on the first day of any month after your early retirement date.

LATE RETIREMENT

You are eligible for a late retirement benefit if you continue to work beyond your normal retirement age. You may elect to receive monthly benefits on the first day of any month after your late retirement date or a lump sum payment any time after your normal retirement age, if you continue working.

Federal law requires that you begin receiving benefit payments by the April 1 following the calendar year in which you reach age 70-1/2, even if you have not yet retired.

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YOUR NORMAL RETIREMENT BENEFIT
--------------------------------------------------------------------------------

The amount you receive from the Plan will equal your vested accrued benefit as determined on the date of your retirement or termination. IF YOU WERE EMPLOYED BEFORE MAY 1,1995 OR ARE COVERED BY A COLLECTIVE BARGAINING AGREEMENT, your accrued benefit is determined using the following formula:

     The sum of (A minus B) plus C where:

(A) (1.5%) of your average monthly compensation, TIMES your years of credited service (to a maximum of 35 years) MINUS

(B) (.6%) of your final-3 compensation, TIMES your years of credited service (to a maximum of 35 years) PLUS

(C) (.8%) of your average monthly compensation, TIMES your years of credited service in excess of 35 years (to a maximum of 5 years)

The amount determined under (13) will not be more than 50% of the amount determined under (A).

IF YOU BECAME EMPLOYED ON OR AFTER MAY 1,1995 AND YOU ARE NOT COVERED BY A COLLECTIVE BARGAINING AGREEMENT, your accrued benefit is determined using the following formula:

     The sum of (A minus B) plus C where:

(A) (.75%) of your average monthly compensation, TIMES your years of credited service (to a maximum of 35 years) MINUS

(B) (.3%) of your final-3 compensation, TIMES your years of credited service (to a maximum of 35 years) PLUS

(C) (.4%) of your average monthly compensation, TIMES your years of credited service in excess of 35 years (to a maximum of 5 years)

The amount determined under (B) will not be more than 50% of the amount determined under (A).

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EXAMPLE 1
     For example, assume you retire in 1996 at age 65, earning $27,000 each year and with 10 years of credited service. If your pay remains constant, your average monthly compensation will equal $2,250. Your final-3 compensation will also equal $2,250. So the accrued benefit in this example will equal $203 per month as calculated below:

          A = (1.5% times $2,250) TIMES 10 years = $338

          B = (.6% times $2,300) TIMES 35 years = $483

          C = (.8% times $4,000) TIMES 5 years = $160

     So, (A minus B) plus C equals ($338 minus $135) plus $0, or $203.

EXAMPLE 2
     Assume you retire in 1996 at age 65, earning $48,000 and with 40 years of credited service. If your pay remains constant, your average monthly compensation will equal $4,000. Your final-3 compensation will be equal to $2,300 (the covered compensation level of $27,600 divided by 12). So the accrued benefit in this example will equal $1,777 per month as calculated below:

          A = (1.5% times $4,000) TIMES 35 years = $2,100

          B = (.6% times $2,250) TIMES 10 years = $135

          C = (.8% times $2,250) TIMES 0 years = $0

     So, (A minus B) plus C equals ($2,100 minus $483) plus $160, or $1,777.

IF YOU WERE HIRED ON OR AFTER MAY 1,1995 AND YOU ARE NOT COVERED BY A COLLECTIVE BARGAINING AGREEMENT, YOUR ACCRUED BENEFIT WILL BE BASED ON THE BENEFIT FORMULA DESCRIBED AT THE BOTTOM OF PAGE 6.

If the Plan becomes top heavy, your accrued benefit will be determined under the formula described on page 16 and if the top heavy formula gives you a larger benefit than the normal retirement benefit formula, you will receive the larger benefit.

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YOUR EARLY RETIREMENT BENEFIT
--------------------------------------------------------------------------------

Your early retirement benefit is calculated using the normal retirement benefit formula based on your credited service and compensation at the time of your early retirement. You may elect to have benefit payments start on the first of any month after you retire, up to your normal retirement date.

However, if you retire early and begin receiving benefits before your normal retirement date, your monthly normal retirement benefit will be reduced for each full month between your normal retirement date and the date your payments begin. This reduction is made because your monthly benefit will be paid earlier and over a longer period of time.

The following chart shows the percentage of your monthly accrued benefit that you would receive at various ages:

       YOUR EXACT AGE WHEN           PERCENTAGE
    RETIREMENT BENEFITS START           PAID
    -------------------------    -------------------
               65                      100.0%
               64                       93.3%
               63                       86.6%
               62                       80.0%
               61                       73.3%
               60                       66.6%
               59                       63.3%
               58                       60.0%
               57                       56.6%
               56                       53.3%
               55                       50.0%

For example, suppose you retire at age 60 and your monthly accrued benefit payable from this Plan at early retirement is $800.You can postpone your benefit payments until your normal retirement date and receive your full benefit of $800 per month.

If you elect to have your payments start as soon as you retire, you would receive a monthly benefit of approximately $533. This equals your monthly benefit of $800, multiplied by 66.6%.

YOUR LATE RETIREMENT BENEFIT
--------------------------------------------------------------------------------

You may also retire after your normal retirement age. Your late retirement benefit will be equal to the greater of:

1) the actuarial equivalent of your accrued benefit as determined on your normal retirement date, or

2) your accrued benefit calculated using your credited service and compensation at the time you retire.

Your late retirement benefit will not be less than the normal retirement benefit you could have received from the Plan.

If your late retirement benefit is paid as a lump sum, this payment will equal the value of your accrued benefit at the time you receive payment. Any benefits you receive after the lump sum payment will be reduced to reflect the value of the lump sum you received.

PAYMENT OF YOUR BENEFIT
--------------------------------------------------------------------------------

NORMAL FORM OF PAYMENT

IF YOU ARE SINGLE AND WERE EITHER EMPLOYED BEFORE MAY 1,1995 OR ARE COVERED BY A COLLECTIVE BARGAINING AGREEMENT, when you retire and do not choose an optional form of payment, you will receive a monthly benefit for the rest of your life including 120 guaranteed monthly benefit payments. If you die before receiving 120 monthly benefit payments, your beneficiary will receive the remaining guaranteed monthly payments. This is called a 10-year certain and continuous annuity.

IF YOU ARE SINGLE AND BECAME EMPLOYED ON OR AFTER MAY 1, 1995 AND ARE NOT COVERED BY A COLLECTIVE BARGAINING AGREEMENT, when you retire and do not choose an optional form of payment, you will receive a monthly benefit for the rest of your life. No benefits would be paid upon your death. This is called a life annuity.

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IF YOU ARE MARRIED when you retire and do not choose an optional form of benefit payment, you will automatically receive a qualified joint and survivor annuity. Under this method, a reduced monthly benefit will be payable to you during your lifetime, and after your death, 50% of this reduced amount will continue to your spouse for the rest of his or her lifetime. Payments during your lifetime are reduced because a qualified joint and survivor annuity provides a benefit payable to your spouse after your death for his or her lifetime. The amount of the reduced benefit you will receive under the qualified joint and survivor annuity depends on your age and the age of your spouse on your retirement date.

OPTIONAL FORMS OF PAYMENT

You may wish to take your benefit in a form other than the normal form. The Plan gives you the option of choosing one of the forms described below. However, if you are married and elect one of the optional forms of payment, or if you wish to designate a person other than your spouse as your beneficiary, you must obtain your spouse's written, notarized consent on the appropriate form. The Plan Administrator must receive your spouse's written and notarized consent before payments begin.

The life annuity is a monthly benefit paid during your lifetime. If you elect this form of payment, your monthly benefit payments will be higher than under the joint and survivor annuity or the certain and continuous annuity options. However, with the life annuity, all benefits stop after your death.

THE JOINT AND SURVIVOR ANNUITY means you will receive a reduced benefit during your lifetime, with a portion of your reduced benefit (either 50%, 66-2/3%, or 100%, depending on your election) continued after your death to your spouse, or any other person you name as your beneficiary, for the rest of his or her lifetime. The reduction will be based on your age and your spouse's or beneficiary's age when your benefits begin. If your designated beneficiary is someone other than your spouse, you may not elect a joint and survivor annuity option which reduces the amount of the benefit payable to you to less than 50% of the value of your total benefit.

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THE CERTAIN AND CONTINUOUS ANNUITY provides a benefit (reduced for employees hired on or after May 1, 1995) for the rest of your life, with payments guaranteed for either 60 or 120 months (depending on your election). If you die before receiving 60 or 120 benefit payments, your beneficiary will continue to receive the same benefit you were receiving for the remainder of the guaranteed payment period. If you elect to receive 60 guaranteed monthly payments, your monthly payment will be higher than the monthly benefit you would receive if you elect 120 guaranteed monthly payments.

THE LUMP SUM PAYMENT provides you with a single, lump sum payment instead of monthly retirement benefits. Your benefit will be based on the present value of your monthly accrued benefit as determined using interest rate assumptions specified in the Plan.

If you elect a lump sum, your payment will be subject to mandatory federal tax withholding unless you transfer your payment in a direct rollover to an Individual Retirement Account or to another employer plan.

SMALL AMOUNTS

If the value of your accrued benefit is $3,500 or less when you terminate or retire, you (or in the event of your death, your surviving spouse) will receive a single, lump sum payment.

ELECTING A FORM OF PAYMENT

You must notify the Plan Administrator, in writing, of your intent to retire and your form of payment within 90 days prior to your retirement. Your payment election must be approved and confirmed by the Plan Administrator at least 30 days before you begin receiving benefits.

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IF YOU LEAVE THE COMPANY
--------------------------------------------------------------------------------

If you leave the Company and have at least five years of vesting service, you will be entitled to a benefit from the Plan at your normal retirement age. Your accrued benefit will be determined according to the normal retirement benefit formula using your years of credited service and your compensation as of your termination date.

Your benefit will be payable on your normal retirement date. However, you may elect to receive a reduced benefit on the first of any month after you reach age 55, provided you had completed five years of vesting service when you terminated employment.

Your benefit will be paid according to the normal form of payment at the time you begin receiving payments, unless you elect an optional form of payment. If you are married, your spouse must provide his or her written, notarized consent to your election of an optional form of payment.

IF YOU BECOME DISABLED
--------------------------------------------------------------------------------

If you become totally and permanently disabled before age 65, you may be eligible for a monthly disability benefit, provided you were vested on the date of your disability. Payment of your monthly disability benefit will begin on the first day of the month following your termination of employment due to your disability.

"Total and permanent disability" means you are physically or mentally incapable of performing any job within or outside the Company for wages or profit (except for purposes of rehabilitation). You must submit satisfactory evidence of your disability to the Plan Administrator to receive this benefit. The Company can also request certification that you continue to be disabled at any time.

If your disability is caused by addiction to alcohol or narcotics, or is the result of a self-inflicted injury, involvement in a criminal enterprise or service in the armed forces of any country in which a disability benefit is payable, it is not covered by the Plan.

Your disability benefit will be calculated according to your accrued benefit at the time you become disabled. Your disability benefit will be reduced for commencement prior to age 65.

As long as you are disabled, payments will continue until you become eligible for early retirement. At that time, you will begin receiving any early retirement benefits for which you are eligible. If you die, your spouse may be eligible for continued benefits based on the form of payment you elected for your disability benefit.

Once you are no longer permanently disabled, your disability benefits will stop. If you return to work at Chase Corporation, you may become eligible for a normal or early retirement benefit. In this case, your vesting service and credited service prior to your date of disability will be restored. However, the period of time you were collecting a disability benefit will not be counted as credited service or vesting service for calculating these benefits.

IF YOU SHOULD DIE
--------------------------------------------------------------------------------

If you should die before retirement from the Company and you are vested in your benefit, your beneficiary will be eligible to receive a benefit from the Plan . If you are married, your beneficiary will be your spouse unless you elect otherwise and your spouse provides his or her written, notarized consent to your beneficiary election.

Your beneficiary may receive a lump sum payment based on the present value of 100% of your monthly accrued benefit determined as of your date of death.

If your beneficiary is your spouse, he or she may receive a reduced monthly benefit instead of a lump sum. The amount of the monthly benefit is equal to 50% of the amount that you would have received under the 50% joint and survivor annuity if you had terminated employment on your last day of work and survived to your earliest retirement date allowed under the Plan.

Your spouse may begin receiving payments on the first day of any month after your death or, if later, the earliest date you could have begun receiving benefit payments. Your spouse must make an election in order to receive payment in a lump sum instead of the normal monthly pre-retirement survivor benefit. If your beneficiary is not your spouse, he or she will receive payment in a lump sum.

If you die after you begin receiving benefits, any payment to your beneficiary will be determined based on the form of payment you elected when you retired.

LOSS OF BENEFITS
--------------------------------------------------------------------------------

If you terminate employment with Chase Corporation before you have completed five years of vesting service, you will forfeit any benefits you have earned in the Plan. If the Plan becomes top heavy (see pages 16 and 17), you will forfeit any benefits you have accrued if you leave before you complete two years of vesting service.

SOCIAL SECURITY BENEFITS
--------------------------------------------------------------------------------

Another important part of your retirement income is your Social Security benefit. This benefit is in addition to the retirement benefit provided under this Plan. Social Security benefits may also be payable in the event of your death or disability as well as at retirement. Your Social Security benefits are based on the amount of your earnings that are subject to Social Security taxes (FI.C.A.). Chase Corporation pays half of the cost of your Social Security benefits and you pay the other half by payroll deduction.

The amount you will receive from Social Security will depend on your age at retirement and your past earnings which have been subject to Social Security taxes. An estimate of your retirement benefit is available from the Social Security Administration. Contact your local Social Security Administration office for details.

CLAIMING YOUR BENEFITS
--------------------------------------------------------------------------------

If you wish to file a claim for benefits under the Plan, the Company will supply you with all the necessary forms. These forms should be filed with the Plan Administrator.

If you (or your beneficiary) make a claim for benefits under the Plan and all or any part of it is denied, the Plan Administrator will notify you within 60 days, explain the reasons for the denial and describe any additional information that may be necessary to support or substantiate your claim. In addition, this notice will explain the claim review procedure and cite the specific Plan provisions) on which the denial is based.

If any or all of your claim for benefits is denied, you or your beneficiary can request a full and fair review of the decision within 90 days of your receipt of the denial notice. You or your beneficiary may request a hearing by the Plan Administrator, review pertinent documents or submit written issues and comments for review.

To make such a request, you should send a letter to the Plan Administrator and include any facts which would be helpful in deciding your case. After the Plan Administrator reviews your claim, it will send you its final decision, and the specific reasons for the decision, within 60 days after receipt of your request (120 days if special circumstances require an extension of time).

WHAT ELSE YOU SHOULD KNOW
--------------------------------------------------------------------------------

ASSIGNMENT OF BENEFITS

You cannot assign, transfer or convey any of the benefits provided by this Plan. Your benefits will be exempt from the claims of creditors to the maximum extent permitted by law. However, part or all of your benefit may be used to provide support to your former spouse or dependents if the Plan is ordered to make payments under a Qualified Domestic Relations Order.

MAXIMUM BENEFITS

Federal regulations limit the maximum amount payable from the Plan each year to any one participant and the maximum amount of compensation which can be recognized for plan purposes. If you are affected by these limits, you will be notified by the Plan Administrator.

TOP HEAVY PROVISIONS

If this Plan becomes a "top heavy" plan, certain provisions apply to all Plan years during which the Plan is top heavy. These top heavy provisions generally are designed to improve the benefits of all Plan participants except for the most highly paid participants.

A plan is considered top heavy when the total present value of the accrued benefits of "key employees" under a plan exceed 60% of the total present value of the accrued benefits of all employees under the plan. A key employee refers to certain highly paid employees, or employees who are officers or owners of the Company.

If the Plan becomes top heavy, you will become vested according to the following schedule:

                YEARS OF VESTING SERVICE     VESTED PERCENTAGE
                ------------------------     -----------------
                    Less than 2 years               0%
                    2 but less than 3              20%
                    3 but less than 4              40%
                    4 but less than 5              60%
                     5 or more years              100%

If the Plan is deemed to be top heavy, your accrued benefit shall be no less than the amount determined using the following formula:

           your average compensation for high five years
            TIMES
            the lesser of 20%, or 2% times your years of vesting service.

Average compensation for high five years means the average of your compensation for a five consecutive calendar year period (or period of consecutive years if less than five) during which you received a year of credited service and had the greatest aggregate compensation. Compensation while the Plan is top heavy means your earnings as indicated on your Form W-2. For purposes of this formula, vesting service will not include any year of vesting service completed while the Plan was not a top heavy plan.

EMPLOYMENT RIGHTS

Participation in this Plan does not guarantee your continued employment with Chase Corporation nor does it guarantee your rights to any benefits except as specified in this Plan.

FUTURE OF THE PLAN

Chase Corporation expects to continue the Plan indefinitely, but reserves the right to amend or discontinue it at any time. If the Plan is discontinued, you will become 100% vested in your accrued benefit earned as of the Plan's termination date. Whether you eventually receive all or part of your Plan benefit depends on whether there are sufficient assets in the pension fund to pay for it, and if not, whether the benefit is insured by the Pension Benefit Guaranty Corporation (PBGC). (See the section on the PBGC below.) The law establishes priorities as to how the pension fund's assets will be used to provide Plan benefits after Plan termination. Assets are used to pay for the following benefits in the order they are listed below, until the assets are exhausted.

 - Benefits for (a) those who have received Plan benefits for at least three years before the termination date, and (b) those who could have started receiving benefits at least three years before the termination date. Benefits in these instances will be based on any Plan provision in effect during the five years prior to termination which would produce the lowest amount. In addition, the maximum for those who have received benefits for at least three years would be based on the lowest benefit payment received during that three-year period;

 - All other benefits which are insured by the Pension Benefit Guaranty Corporation (see below);

 - Vested benefits that are not insured by the Pension Benefit Guaranty Corporation; and

 - Any other benefits earned in the Plan. This includes those benefits which became vested only because of Plan termination.

PENSION BENEFIT GUARANTY CORPORATION

Benefits under the Plan are insured by the Pension Benefit Guaranty Corporation
(PBGC). Generally, the PBGC guarantees most vested normal retirement benefits, early retirement benefits, and certain disability and survivor's benefits. However, the PBGC does not guarantee all types of benefits under covered plans, and the amount of benefit protection is subject to certain limitations. The PBGC guarantees vested benefits at the level in effect on the date of plan termination. However, if benefits have been increased within the five years before plan termination, the whole amount of the plan's vested benefits or the benefit increase may not be guaranteed. In addition, there is a ceiling on the amount of monthly benefit that the PBGC guarantees, which is adjusted periodically.

For more information on the PBGC insurance protection and its limitations, ask the Plan Administrator or the PBGC. Inquiries to the PBGC should be addressed to: Pension Benefit Guaranty Corporation, Administrative Review and Technical Assistance Branch, Suite 930,1200 K Street, N.W, Washington, DC 20005 and may also be reached by calling (202) 326-4000.

YOUR RIGHTS UNDER ERISA
--------------------------------------------------------------------------------

As a member of the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act (ERISA). ERISA provides that all Plan participants shall be entitled to:

 1. Examine, without charge, at the Company's main office or at certain other Company locations, all Plan documents, including insurance contracts, and copies of all Plan documents filed by the Company with the U.S. Department of Labor, such as annual reports and Plan descriptions. However, you may not inspect materials containing confidential information about other participants.

 2. Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies.

 3. Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish you with a copy of this financial report.

 4. Obtain a statement telling you the amount of your accrued benefit. This statement must be requested in writing and is not required to be given more than once a year. The Plan Administrator must provide the statement free of charge.

 5. Obtain a statement telling you whether you have a right to receive a benefit from the Plan at normal retirement age and if so, what your benefits would be if you stop working under the Plan now. If you do not have a right to a benefit, the statement will tell you how many more years you have to work to get a right to a benefit. This statement must be requested in writing and is not required to be given more than once a year. The Plan Administrator must provide the statement free of charge.

 6. File suit in a federal court if any materials requested are not received within 30 days of your request, unless the materials are not sent because of matters beyond the control of the Plan Administrator. The court may require the Plan Administrator to pay you up to $100 for each day's delay until the materials are received.

In addition to creating rights for Plan participants, ERISA imposes obligations upon the persons who are responsible for the Plan's operation. The law refers to these persons as "fiduciaries." Fiduciaries must act solely in the interest of participants and beneficiaries and they must exercise prudence in the performance of their duties. Fiduciaries who violate ERISA may be removed and required to make good any losses they have caused the Plan.

Your employer may not fire you or discriminate against you as a means of preventing you from obtaining a Plan benefit or exercising your rights under ERISA.

If your claim to a Plan benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan Administrator review and reconsider your claim. If you have any questions about this Plan, you should contact the Plan Administrator.

If you are improperly denied a Plan benefit in full or in part, you also have a right to file suit in a federal or state court. If fiduciaries are misusing the Plan's money, you have a right to file suit in a federal court or request assistance from the U.S. Department of Labor. If you are successful in your lawsuit, the court may, if it so decides, require the other party to pay your legal costs such as court costs and attorney's fees. If you lose your lawsuit, the court may order you to pay these costs and fees. The court may do so, for example, if it finds your claim to be frivolous.

If you have any questions about this statement or your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Service Administrator, U.S. Department of Labor.

ADMINISTRATION OF THE PLAN
--------------------------------------------------------------------------------

The information below may be helpful if you need further details about Plan administration.

PLAN SPONSOR:                                Chase Corporation
                                             26 Summer Street
                                             Bridgewater, MA  02324


PLAN ADMINISTRATOR:                          Plan Committee
                                             Chase Corporation
                                             26 Summer Street
                                             Bridgewater, MA  02324
                                             (508) 279-1789

PLAN NAME:                                   Pension Plan for Employees of Chase
                                             Corporation

PLAN YEAR:                                   January 1 - December 31

EFFECTIVE PLAN DATE:                         March 1, 1975

AMENDED:                                     July 1,1995

PLAN NUMBER:                                 001

EMPLOYER I.D. NUMBER:                        11-1797126

TYPE OF PLAN:                                Defined benefit plan

FUNDING METHOD:                              Company contributions based on
                                             recommendations by an enrolled
                                             actuary

FUNDING MEDIUM:                              Group annuity contract with
                                             AUSA Life Insurance Company, Inc.

AGENT FOR SERVICE
OF LEGAL PROCESS:                            Chase Corporation
                                             26 Summer Street
                                             Bridgewater, MA  02324